UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to Section 240.14a-12
SMITH-MIDLAND CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SMITH-MIDLAND CORPORATION
5119 Catlett Road
Midland, Virginia 22728

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, September 22, 2011

Dear Stockholders:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of SMITH-MIDLAND CORPORATION (the “Company”), a Delaware corporation, to be held at the Fauquier Springs Country Club located at 9236 Tournament Drive, Warrenton, Virginia 20186 on Thursday, September 22, 2011 at 5:00 p.m. local time.  The annual meeting is being held for the following purposes:

1.	To elect four (4) members to the Board of Directors;

2.	To ratify the appointment of the accounting firm BDO USA, LLP as the Company’s Independent Registered Public Accountants for the current fiscal year; and

3.	To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on July 29, 2011 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

We hope that all stockholders will be able to attend the Annual Meeting in person.  In order to assure that a quorum is present at the annual meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the Annual Meeting.  A prepaid postage envelope has been enclosed for your convenience.  If you attend the annual meeting, your proxy will, at your request, be returned to you and you may vote your shares in person.

By Order of the Board of Directors

Rodney I. Smith
CEO/Chairman

Midland, Virginia
August 24, 2011

SMITH-MIDLAND CORPORATION
5119 Catlett Road
Midland, Virginia  22728

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of SMITH-MIDLAND CORPORATION (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, September 22, 2011, at 5:00 p.m. local time at the Fauquier Springs Country Club located at 9236 Tournament Drive, Warrenton, Virginia 20186 and at any adjournment or adjournments thereof.

These proxy solicitation materials will be mailed on or about August 29, 2011, together with the Company’s Annual Report to Stockholders entitled to vote at the meeting.

This proxy statement and the annual report are available at: http://www.edocumentview.com/SMID

Stockholders of record at the close of business on July 29, 2011, will be entitled to vote at the annual meeting or any adjournment thereof.  On or about the record date, 4,785,262 shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”), were issued and outstanding.  The Company has no other outstanding voting securities.

Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to Stockholders at the Annual Meeting.  A quorum for the Annual Meeting is a majority of the shares outstanding.  Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present.  Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner and (2) the broker lacks discretionary authority to vote the shares.

Abstentions or broker non-votes or failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote to ratify the appointment of BDO Seidman, LLP as the Company’s independent auditors for the current fiscal year will be required for approval.  An abstention will be counted as a vote against this proposal and broker non-votes will have no effect on the vote.

An Annual Report, containing the Company’s audited financial statements for the years ended December 31, 2010 and December 31, 2009, is being mailed to all Stockholders entitled to vote.  This Proxy Statement and the accompanying proxy will be first mailed to Stockholders on or about August 29, 2011.

Execution of a proxy will not in any way affect a Stockholder’s right to attend the Annual Meeting and vote in person.  The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person.  The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein.  In the absence of a special choice, shares will be voted in favor of the election of Directors of those persons named in this Proxy Statement and in favor of the proposal to ratify and approve the selection of BDO Seidman, LLP as the independent auditors for the Company for the year ending December 31, 2011.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.  The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

Proposal No. 1

ELECTION OF DIRECTORS

Four Directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each Director of the Company is elected at the Company’s Annual Meeting of Stockholders and serves until his successor is elected and qualified.  Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of Directors then remaining in office. Officers are elected by and serve at the discretion of the Board of Directors.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below.  The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

The Board unanimously recommends that Stockholders vote FOR election of the four nominees for Director.

The following table sets forth certain information concerning each nominee for election as a Director of the Company:

Name	Age	Director Since	Position
Rodney I. Smith	72	1970	Chairman of the Board of Directors, President and Chief Executive Officer
Ashley B. Smith	49	1994	Vice President of Smith-Midland Corporation, President and Chief Operating Officer of Smith-Midland Virginia, Inc. and Director
Wesley A. Taylor	63	1994	Vice President of Administration, Secretary and Director
Andrew G. Kavounis	86	1995	Director

Background

The following is a brief summary of the background of each nominee for Director of the Company:

Rodney I. Smith.  Chairman of the Board of Directors, Chief Executive Officer and President.  Rodney I. Smith co-founded the Company in 1960 and became its President and Chief Executive Officer in 1965.  He has served on the Board of Directors and has been its Chairman since 1970.  Mr. Smith is the principal developer and inventor of the Company’s proprietary and patented products.  He is the past President of the National Precast Concrete Association.  Mr. Smith has served on the Board of Trustees of Bridgewater College in Bridgewater, Virginia since 1986.  The Company believes that Mr. Smith’s extensive experience in the precast concrete products industry and his knowledge of the marketplace gives him the qualifications and skills necessary to serve in the capacity as the Chairman of the Board of Directors.

Ashley B. Smith.  Vice President and Director.  Ashley B. Smith has served as Vice President of the Company since 1990 and as a Director since 1994.  Mr. Smith holds a Bachelor of Science degree in Business Administration from Bridgewater College.  Mr. Ashley B. Smith is the son of Mr. Rodney I. Smith.  The Company believes that Mr. Smith’s education, experience in the precast concrete industry and business experience give him the qualifications and skills necessary to serve in the capacity as a director.

Wesley A. Taylor.  Vice President of Administration and Director.  Wesley A. Taylor has served as Vice President of Administration of the Company since 1989 and as a Director since 1994, and previously held positions as Controller and Director of Personnel and Administration.  Mr. Taylor holds a Bachelor of Arts degree from Northwestern State University.  The Company believes that Mr. Taylor’s education, business experience and his extensive experience in the precast concrete industry gives him the qualifications and skills necessary to serve in the capacity as a director.

Andrew Kavounis.  Director.  Andrew Kavounis has served as a Director of the Company since December 1995.  Mr. Kavounis was President of Core Development Co., Inc., a privately held construction and development concern, from 1991 until he retired in 1995.  From 1989 to 1991, Mr. Kavounis was the Executive Vice President of the Leadership Group, a Maryland based builder and developer.  Prior to that time, Mr. Kavounis spent 37 years as an executive at assorted construction and development companies, which included a position as the National Vice President of Ryland Homes, a privately held company, in which capacity he was directly responsible for the construction of 17,000 homes annually, nationwide.  Mr. Kavounis received a Bachelor of Science degree in Chemical Engineering from Presbyterian College, a Bachelor of Science degree in Civil and Mechanical Engineering from Wofford College, and a Master’s degree in Business Administration from the University of South Carolina.  The Company believes that Mr. Kavounis’ degrees in Chemical Engineering and Civil and Mechanical Engineering and his experience in the construction industry give him the qualifications and skills necessary to serve in the capacity as a director.

GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS AND OFFICERS

Director Independence

Andrew G. Kavounis is the only independent director of the Company as determined under the NASDAQ Marketplace Rules.  The other Directors are not considered independent in view of their positions as executive officers of the Company.

Meetings and Committees of the Board of Directors

The Board of Directors has a Compensation Committee which consists of Andrew G. Kavounis and Wesley A. Taylor.  The Compensation Committee was established to set and administer the policies that govern annual compensation for the Company’s executives.  Messrs. Rodney I. Smith and Ashley B. Smith may, in certain circumstances, make recommendations to the Compensation Committee with respect to compensation matters. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval.  The Compensation Committee negotiates and approves compensation arrangements for officers, board advisers and directors of the Company, including, but not limited to, the grant of options to purchase the Common Stock pursuant to the Company’s 2008 Stock Option Plan or other plans which may be established.  The Compensation Committee did not meet during fiscal 2011.  Instead, the Board of Directors as a whole addressed these matters.  The Company does not have a Compensation Committee charter.

The Company believes that a standing nominating committee is not necessary or cost efficient for a company its size.  All directors participate in the consideration of director nominees, including Andrew Kavounis, who is the Company’s independent director.  The Company does not have a formal nominating committee charter.  For at least the past six years, the Board of Directors has not received a recommendation from a stockholder as to a candidate for nomination to the Board of Directors and therefore has not previously formed a policy with respect to consideration of such a candidate.  However, it is the Board’s intent to consider any stockholder nominees that may be put forth in the future.  The Board has not identified any specific minimum qualifications or skills that it believes must be met by a nominee for director.  It is the intent of the Board to review from time to time the appropriate skills and characteristics of directors in the context of the current make-up of the Board and the requirements and needs of the Company at a given time.  Given the current composition, stability and size of the Board of Directors of the Company, the fact that all director-nominees are standing for re-election and that the Board has received no nominee candidates from stockholders, the Board has not considered other candidates for election at the upcoming annual meeting of stockholders.

In selecting nominees for the Board, the Company considers the diversity of each candidate in regards to the anticipated needs of the Company as a whole so as to leverage the experience and education of each director in achieving the goals of the Company.

The Board of Directors met formally one time during 2011 and met informally on a number of occasions, voting on corporate actions, in some cases, by written consent.  All of the Company’s current directors attended all of the meetings of the Board of Directors either in person or by telephone.

With the exception of Rodney I. Smith and Ashley B. Smith, who are father and son, respectively, no Director or executive officer of the Company is related by blood, marriage, or adoption to any of the Company’s other Directors or executive officers.

Leadership Structure

We believe that the Company is better served by the combined Chairman/CEO type of leadership.  By having a strong single leader, a company of our size can adapt to market changes faster with fewer levels of decision makers.  It provides a cohesive vision and strategy for the Company and strong execution ability.  This type of leadership model helps assure a clear and direct line of communication to the Board of any risks, challenges or other key management issues and opportunities.

Risk Oversight

It is the responsibility of the Board to oversee the assets of the Company and to ensure that appropriate controls are in place to minimize risks associated with such assets.  While the Board is tasked with the responsibility to detect potential high level risks, management is tasked with managing risk on a daily basis.  Where possible, management, in conjunction with the Board, has defined high level risk controls to help mitigate the most significant risks to the Company.

Audit Committee

The Company does not have an audit committee, or a committee performing functions similar to an audit committee.  The entire Board of Directors acts as the audit committee.  The Company also does not have an audit committee charter.  The Board of Directors has determined that the Company does not have a person serving on its Board that qualifies as an "Audit Committee Financial Expert", as defined by Securities and Exchange Commission Rules.  As a small company, the Company has not had the resources to recruit a person that so qualifies.

The Board of Directors reviewed and discussed our audited financial statements as of and for the year ended December 31, 2011 with management.

The Board of Directors reviewed and discussed with representatives of BDO USA, LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended.  The Board of Directors has also received and reviewed the written disclosures and the letter from BDO USA, LLP required by PCAOB Standards, and has discussed with BDO USA, LLP their independence.

Based on the foregoing reviews and decisions, the Board of Directors recommended that the audited financial statements for fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K.

Communication Between Stockholders and the Board of Directors

Stockholders wishing to communicate with members of the Board of Directors should send a letter to the Secretary of the Company with instructions as to which director(s) is to receive the communication.  The Secretary will forward the written communication to each member of the Board of Directors identified by the stockholder or, if no individual director is identified, to all members of the Board of Directors.  The Company has not in the past required members of the Board of Directors to attend each annual meeting of the stockholders because the formal meetings have been attended by very few stockholders, and have generally been brief and procedural in nature.  All of the Company’s directors, however, attended the 2010 and 2009 annual meetings of stockholders. The Board will continue to monitor stockholder interest and attendance at future meetings and re-evaluate this policy as appropriate.

Compensation of Directors

All non-employee Directors receive $1,000 per meeting attended as compensation for their services as Directors and are reimbursed for expenses incurred in connection with the performance of their duties.  All employee Directors receive $650 per meeting attended as compensation for their services and are reimbursed for expenses incurred in connection with the performance of their duties.  For the twelve months ended December 31, 2010, total payments made to all Directors were $2,950.

Director Compensation Table for 2010

	Fees Earned or Paid in	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-	Non- Qualified Deferred Compen- sation	All Other Compen-
Name	Cash ($)	($)	($)	sation	Earnings	sation	Total ($)
Rodney I. Smith	650	—	—	—	—	—	650
Andrew G. Kavounis (1)	1,000	—	—	—	—	—	1,000
Ashley B. Smith	650	—	—	—	—	—	650
Wesley A. Taylor	650	—	—	—	—	—	650

(1)	4,000 options were outstanding as of December 31, 2010, of which all were exercisable as of December 31, 2010.

Executive Officers

The executive officers and a key employee of the Company are:

		Director or Executive
Name	Age	Officer Since	Position
Rodney I. Smith	72	1970	Chief Executive Officer, President and
			Chairman of the Board of Directors
Ashley B. Smith	49	1994	Vice President
			Director
Wesley A. Taylor	63	1994	Vice President of Administration,
			Secretary and Director
William A. Kenter	65	2008	Chief Financial Officer
Steve Ott	45	2005	Vice President of Engineering
			Smith-Midland - Virginia

William A. Kenter.  Chief Financial Officer.  Mr. Kenter has served as Chief Financial Officer of the Company since September 2008.  Prior to joining the Company, Mr. Kenter was Controller for the Mount Vernon Printing division of Consolidated Graphics, Inc., a commercial printing company, from September 2007 to September 2008.  Mr. Kenter served as President and CEO of PenGraphix Printing Solutions, a commercial printing company, from January 2000 to August 2007.

Steve Ott.  Vice President of Engineering, Smith Midland Corporation, (Virginia Operations).  Mr. Ott joined the Company in October 2005. Prior to joining the Company, Mr. Ott served as Engineering Manager for the Shockey Precast Group in Fredericksburg, Virginia from June 2001 to October 2005. Mr. Ott worked at Shockey Precast Group’s Winchester plant from 1998 to 2001. From 1991 through 1997 Mr. Ott worked in Belgium for a consulting structural engineering firm and for a precast concrete manufacturer. From 1988 to 1991 Mr. Ott worked at Brandow and Johnston Structural Engineers in Los Angeles California. Mr. Ott holds a Bachelor of Science degree in Structural Engineering from the University of California at San Diego and a Masters of Business Administration from the University of Mary Washington.

For the biographies of Messrs. Rodney I. Smith, Ashley B. Smith, and Wesley A. Taylor, please see “Proposal No. 1—Election of Directors”.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of July 29, 2011, certain information concerning ownership of the Company’s Common Stock by (i) each person known by the Company, based solely on filings with the Securities and Exchange Commission, to own of record or be the beneficial owner of more than five percent (5%) of the Company’s Common Stock, (ii) named executive officers and Directors, and (iii) all Directors, and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

	Number of Shares Beneficially Owned	Percentage of
Name and Address of Beneficial Owner (1)	(2)	Class

Rodney I. Smith (1)(3)(4)(5)	793,398	16.1%

Ashley B. Smith (1)(3)(4)(6)	173,417	3.6%

Wesley A. Taylor (1)(7)	62,750	1.3%

Andrew G. Kavounis (1)(8)	4,000	*

William A. Kenter (1)	—	—

Al Frank Asset Management, Inc. (9)	289,000	6.0%

Tall Cotton Partners, LLC (10)	233,213	4.9%

All directors and executive officers as a group (5 persons)(2)(11)	1,033,565	20.6%

*     Less than 1%

(1) The address for each of Messrs. Rodney I. Smith, Ashley B. Smith, Taylor, Kavounis and Kenter is c/o Smith-Midland Corporation, P.O. Box 300, 5119 Catlett Road, Midland, Virginia 22728.
(2) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Ashley B. Smith is the son of Rodney I. Smith. Each of Rodney I. Smith and Ashley B. Smith disclaims beneficial ownership of the other's shares of Common Stock.
(4) Does not include options to purchase 16,000 shares held by Matthew Smith and Roderick Smith and an aggregate of 86,489 shares of Common Stock held by Matthew Smith and Roderick Smith. Matthew Smith and Roderick Smith are sons of Rodney I. Smith and brothers of Ashley B. Smith. Also, does not include shares held by Merry Robin Bachetti, sister of Rodney I. Smith and aunt of Ashley B. Smith, for which each of Rodney I. Smith and Ashley B. Smith disclaims beneficial ownership.

(5) Includes 50,000 shares of Common Stock held by Hazel Bowling, former wife of Rodney I. Smith, and mother of Mr. Smith's children. Mr. Smith disclaims beneficial ownership of the shares held by Hazel Bowling. Includes options to purchase 140,000 shares.

(6) Includes options to purchase 58,800 shares.
(7) Includes options to purchase 36,367 shares.
(8) Includes options to purchase 4,000 shares.
(9) Address of holder is 32392 Coast Highway, Suite 260, Laguna Beach, CA 92651.
(10) Address of holder is 1801 Libbie Avenue, Suite 201, Richmond, VA 23226.
(11) Includes options to purchase 239,167 shares for all directors and executive officers as a group.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	465,965	1.78	500,000
Equity compensation plans not approved by security holders	—	—	—
Total	465,965	1.78	500,000

Compensation of Executive Officers

The following table sets forth the compensation paid by the Company for services rendered for each of the last two completed fiscal years to the three highest compensated executive officers of the Company and its subsidiaries (the “named executive officers”), whose compensation also exceeded $100,000 during 2010:

Summary Compensation Table

				Stock	Option	Non-Equity Incentive	Non-qualified	All Other Compen-
Name and Principal		Salary	Bonus	Awards	Awards	Compen-	Deferred Compensation	sation	Total
Position	Year	($)(1)	($)(2)	($)	($)	sation ($)	Earning ($)	($)(3)(4)	($)
Rodney I. Smith	2010	99,293	93,754	—	—	—	—	100,551	293,598
President, Chief	2009	99,971	90,292	—		—	—	131,222	321,485
Executive Officer
and Chairman of the
Board.

Ashley B. Smith	2010	130,400	153,244	—	—	—	—	1,508	285,152
Vice President	2009	125,185	167,296	—	—	—	—	1,567	294,048

Wesley A. Taylor	2010	99,674	22,111	—	—	—	—	6,878	128,663
Vice President of	2009	100,591	20,616	—	—	—	—	1,117	122,324
Administration

William A. Kenter	2010	105,000	23,100	—	—	—	—	—	128,100
Chief Financial Officer	2009	105,000	20,498	—	—	—	—	—	125,498

(1)	Represents salaries and commissions paid (unless accrued in prior year) or accrued in 2010 and 2009 for services provided by each named executive officer serving in the capacity listed.

(2)
Represents amounts paid (unless accrued in prior year) and accrued in 2010 and 2009 for annual performance-based bonuses related to operations in 2010 and 2009, determined in accordance with the Company's profit sharing plans.

(3)
Mr. Rodney Smith was paid $99,000 in 2010 and 2009, which is included in the column titled “All Other Compensation”, for royalty payments due under his employment contract with the Company, which is more fully described in the following section titled “Employment Contracts and Termination of Employment and Change in Control Arrangements”. Mr. Rodney Smith received director’s compensation in the amount of $650 and $1,500 for the years 2010 and 2009, respectively.

(4)	Mr. Ashley Smith received director’s compensation in the amount of $650 and $1,500 for the years 2010 and 2009,

respectively.

Outstanding Equity Awards At Fiscal Year-End 2010

The following table sets forth information for the named executive officers regarding any common share purchase options, stock awards or equity incentive plan awards that were outstanding as of December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Rodney I. Smith	20,000	—	0.80	04/22/2011
	80,000	—	0.81	05/03/2011
	20,000	—	1.39	12/25/2011
	20,000	—	0.83	12/16/2013
	20,000	—	2.52	09/29/2015
	20,000	—	2.25	05/21/2016
	20,000	—	2.15	05/21/2017
	26,667	13,333	1.21	06/29/2018
TOTAL	226,667	13,333

Ashley B. Smith	10,000	—	0.80	04/22/2011
	10,000	—	1.39	12/25/2011
	10,000	—	0.83	12/16/2013
	10,000	—	2.52	09/29/2015
	7,000	—	2.25	05/21/2016
	7,000	—	2.15	05/21/2017
	9,867	4,933	1.21	06/29/2018
TOTAL	63,867	4,933

Wesley A. Taylor	5,367	—	0.83	12/16/2013
	10,000	—	2.52	09/29/2015
	7,000	—	2.25	05/21/2016
	7,000	—	2.15	05/21/2017
	4,667	2,333	1.21	06/29/2018
TOTAL	34,034	2,333

TOTAL	324,568	20,599

All stock options vest on a prorated basis annually over three years from the date of grant and generally expire ten years from the date of grant.

Employment Contracts and Termination of Employment and Change in Control Arrangements.

The Company entered into a four-year Employment Agreement with Rodney I. Smith, its current President and Chief Executive Officer, effective as of September 30, 2002.  The term of employment automatically renews commencing on the date one year after the effective date, and on an annual basis thereafter, for an additional one year, unless earlier terminated or not renewed as provided for therein.  The agreement provides for an annual base salary of $99,000 (“Base Salary”), which will be reviewed at least annually and adjusted from time to time at the determination of the Board of Directors.  It also provides for an annual royalty fee of $99,000 payable as consideration for Mr. Smith’s assignment to the Company of all of his rights, title and interest in and to the Patents (as defined in the agreement).  Payment of the royalty continues only for as long as the Company is using the inventions underlying the Patents.  Mr. Smith is also entitled to performance-based bonus as determined by the Board each calendar year.

Mr. Smith’s employment agreement provides further that if Mr. Smith (i) voluntarily leaves the employ of the Company within six months of his becoming aware of a Change of Control (as defined in the agreement) of the Company, then he shall be entitled to receive a lump sum amount equal to three times the five-year average of his combined total annual compensation, which includes the Base Salary and bonus, less one dollar ($1.00), and certain other unpaid accrued amounts as of the date of his termination, or (ii) is terminated by the Company without Cause (as defined in the agreement) or leaves the Company with Good Reason (as defined in the agreement), Mr. Smith shall be entitled to a lump sum payment equal to three times the combined Base Salary and bonus paid during the immediately preceding calendar year, and such other unpaid accrued amounts. In any of such cases, the Company will provide Mr. Smith with certain Company fringe benefits for two years, subject to certain conditions as provided for in the agreement, and all of Mr. Smith’s unvested options to purchase Company stock shall become fully vested and exercisable on the date of termination. Mr. Smith will be entitled to exercise all such options for three years from the date of termination. The Company will have no further obligations to Mr. Smith, other than with respect to the payment of royalties.

In the event Mr. Smith’s employment by the Company is terminated as a result of Mr. Smith’s (i) death, his estate shall be entitled to a lump sum payment of one times the combined Base Salary and bonus, and certain other accrued and unpaid amounts, or (ii) disability, Mr. Smith shall be entitled to Base Salary and bonus for a period of one year commencing with the date of termination, and all other unpaid accrued amounts.

In the event Mr. Smith’s employment is terminated for cause or Mr. Smith voluntarily leaves the employ of the Company for no reason, Mr. Smith shall be entitled to accrued but unpaid Base Salary and Bonus up to the date of termination, and all other unpaid amounts.

The employment agreement also contains non-competition and non-solicitation covenants for one year following Mr. Smith’s termination of employment for any reason.

On December 31, 2008, the board of directors approved an amendment to the Employment Agreement to include changes required to be in compliance with Section 409A of the Internal Revenue Code, nonqualified deferred compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers and Directors and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the “Commission”) and any national securities exchange on which the Corporation’s securities are registered.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten per cent (10%) beneficial owners were satisfied during 2010, except as follows:  Wesley A. Taylor reported an option exercise/stock sale one day late.

Proposal No. 2

PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF BDO SEIDMAN, LLP
AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING
DECEMBER 31, 2011

The Company has selected BDO USA, LLP to serve as its independent registered public accounting firm for the year ending December 31, 2011.

The Board unanimously recommends that Stockholders vote FOR the ratification of the selection of BDO USA, LLP as the independent auditors for the Company for the year ended December 31, 2011.

AUDIT AND RELATED FEES

The aggregate fees billed for each of the past two fiscal years for professional services rendered by BDO USA, LLP,

the principal accountant for the audit of the Company, for assurance and related services related to the audit; for tax compliance, tax advice, and tax planning; and for all other fees for products and services are shown in the table below.

Audit Fees. Fees charged as audit fees are for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Fees paid to BDO USA, LLP for the audit of the Company's 401(k) benefit plan.

Tax Fees. Tax fees are for professional services rendered by BDO USA, LLP for tax compliance, tax advice, and tax planning.

All Other Fees. There were no other fees paid to BDO USA, LLP for the two most recent fiscal years.

The Company does not have an Audit Committee. The Board of Directors has the responsibility normally assigned to the Audit Committee. The Board of Directors has not adopted any blanket pre-approval policies and procedures. Instead, the Board will pre-approve the provision by BDO USA, LLP of all audit or non-audit services.

	2010	2009
Audit Fees	$145,350	$146,874
Tax Fees	11,730	30,985
Audit-Related Fees	$10,200	$—

Total Fees	$167,280	$177,859

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP acted as our independent registered public accounting firm for the fiscal year ended December 31, 2010.  A representative of BDO USA, LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

VOTING AT MEETING

The Board of Directors has fixed July 29, 2011 as the record date for the determination of Stockholders entitled to vote at this meeting. On or about that date, 4,785,262 shares of Common Stock were outstanding and entitled to vote.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit in person or by telephone. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting, the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Pursuant to SEC Rule 14a-8, in order to be included in proxy material for next year’s annual meeting, Stockholders’ proposed resolutions must be received by the Company no later than April 27, 2012.  In addition, the by-laws of the Company require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders.  The required notice must be delivered to the Secretary of the Company at our principal offices not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders.  These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received after July 25, 2012, then the notice will be considered untimely and we are not required to present such proposal at the Annual Meeting to be held in 2012.  If the Board of Directors chooses to present a proposal submitted after July 25, 2012 at next year’s Annual Meeting, then the persons named in proxies solicited by the Board of Directors for such Annual Meeting may exercise discretionary voting power with respect to such proposal.

ANNUAL REPORT ON FORM 10-K

An Annual Report on Form 10-K as filed with the SEC for the year ending December 31, 2010, containing financial and other information about the Company, is being mailed to all stockholders of record as of the Record Date, at the Company's cost.

MISCELLANEOUS

The management does not know of any other matter that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors:

/s/ Rodney I. Smith

Rodney I. Smith
Chairman and Chief Executive Officer
Midland, Virginia

Dated: August 24, 2011

THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.